UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioHorizons, Inc.

(Exact name of the registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-5912502 (I.R.S. Employer Identification No.)

2300 Riverchase Center
Birmingham, Alabama 35244
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167722

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.           Description of Registrant’s Securities to be Registered

For a description of the Registrant’s common stock, $0.0001 par value per share, to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock — Common Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-167722) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOHORIZONS, INC.

Date: January 21, 2011	By:	/s/ David A. Wall
Name: David A. Wall
Title: Executive Vice President and Chief Financial Officer